Exhibit 21.1

Wilsons

Wilsons The Leather Experts Inc. (Minnesota corporation)
Wilsons Center, Inc. (Minnesota corporation)
Rosedale Wilsons, Inc. (Minnesota corporation)
River Hills Wilsons, Inc. (Minnesota corporation)
Wilsons Leather Direct Inc. (Delaware corporation)
Wilsons Leather of Alabama Inc. (Alabama corporation)
Wilsons Leather of Arkansas Inc. (Arkansas corporation)
Wilsons Leather of Connecticut Inc. (Connecticut corporation)
Wilsons Leather of Delaware Inc. (Delaware corporation)
Wilsons Leather of Airports Inc. (Delaware corporation)
Chicago O’Hare Leather Concessions Joint Venture
Airport Leather Concessions LLC (Delaware LLC)
Houston Airport Leather Concessions LLC (Delaware LLC)
Wilsons Leather of Florida Inc. (Florida corporation)
Wilsons Leather of Georgia Inc. (Georgia corporation)
Wilsons Leather of Indiana Inc. (Indiana corporation)
Wilsons Leather of Iowa Inc. (Iowa corporation)
Wilsons Leather of Louisiana Inc. (Louisiana corporation)
Wilsons Leather of Maryland Inc. (Maryland corporation)
Wilsons Leather of Massachusetts Inc. (Massachusetts corporation)
Wilsons Leather of Michigan Inc. (Michigan corporation)
Wilsons Leather of Mississippi Inc. (Mississippi corporation)
Wilsons Leather of Missouri Inc. (Missouri corporation)
Wilsons Leather of New Jersey Inc. (New Jersey corporation)
Wilsons Leather of New York Inc. (New York corporation)
Wilsons Leather of North Carolina Inc. (North Carolina corporation)
Wilsons Leather of Ohio Inc. (Ohio corporation)
Wilsons Leather of Pennsylvania Inc. (Pennsylvania corporation)
Wilsons Leather of Rhode Island Inc. (Rhode Island corporation)
Wilsons Leather of South Carolina Inc. (South Carolina corporation)
Wilsons Leather of Tennessee Inc. (Tennessee corporation)
Wilsons Leather of Texas Inc. (Texas corporation)
Wilsons Leather of Vermont Inc. (Vermont corporation)
Wilsons Leather of Virginia Inc. (Virginia corporation)
Wilsons Leather of West Virginia Inc. (West Virginia corporation)
Wilsons Leather of Wisconsin Inc. (Wisconsin corporation)
Bermans the Leather Experts Inc. (Delaware corporation)
Wilsons Leather Holdings Inc. (Minnesota corporation)
Wilsons International Inc. (Minnesota corporation)
Wilsons Leather of Canada Ltd. (Minnesota corporation)
Wilsons Leather of Hong Kong Ltd. (Hong Kong company)
Wilsons (UK) Limited (United Kingdom company)
Wilsons Leather Gatsland Limited (United Kingdom company)
Wilsons Leather Gatsair Limited (United Kingdom company)
WWT, Inc. (Delaware corporation)
El Portal Group, Inc. (Nevada corporation)
Travel Supplies.com, LLC (Nevada LLC)
Bentley’s Luggage Corp. (Florida corporation)
Florida Luggage Corp. (Puerto Rico corporation)